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                                                                    EXHIBIT 10.3

                              INTERMET CORPORATION
                           DEFERRED COMPENSATION PLAN


                        ARTICLE I - ESTABLISHMENT OF PLAN

         1.1 ESTABLISHMENT OF PLAN. The Employer hereby establishes the INTERMET Corporation Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain Key Management Employees of INTERMET Corporation.

                          ARTICLE II - PURPOSE OF PLAN

         2.1 PURPOSE OF PLAN. The Employer intends and desires by the adoption of this Plan to recognize the value to the Employer of the past and present services of Eligible Employees covered by the Plan and to encourage and assure their continued service with the Employer by making provisions for their future retirement security by allowing Eligible Employees to elect to defer payment of a portion of regular compensation and/or performance bonus (if any).

             The Plan is intended to be a "top-hat" plan, that is, an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees, under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA).

         2.2 EFFECTIVE DATE. The Effective Date of the Plan is December 1, 1999.

                            ARTICLE III - DEFINITIONS


         3.1 "ACCOUNT" means the account on the books of the Employer to which an Eligible Employee's salary reduction contributions under Article IV are recorded. Each account shall be adjusted for investment earnings or loss as indicated in Article VI. Each Account shall be held in the Employer's name and remain a general asset of the Employer until distributed pursuant to Article
VII. Amounts attributable to the Account of each Eligible Employee remain subject to the claims of the general creditors of the Employer at all times.

         3.2 "BENEFICIARY" means the person(s) entitled hereunder to receive the benefits which may be payable upon or after a Participant's death.

         3.3 "BOARD" means the Board of Directors of the Employer.

         3.4 "ELIGIBLE EMPLOYEE" means, for any Plan Year, an employee of the Employer who is a Key Management Employee and is eligible to participate in the Plan as determine exclusively by the Chief Executive Officer of the Employer.



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         3.5 "EMPLOYER" means INTERMET Corporation, its affiliates and subsidiaries, or any company which is a successor to INTERMET Corporation as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

         3.6 "KEY MANAGEMENT EMPLOYEE" means those select management employees who contribute materially to the continued growth, development, and future success of the Company.

         3.7 "NORMAL RETIREMENT AGE" means the date the Participant attains age 65.

         3.8 "PLAN ADMINISTRATOR" means the person(s) or entity appointed by the Employer to administer the Plan, or if the Employer fails to make such appointment, the Employer.

         3.9 "PLAN YEAR" means the twelve (12) month period ending each December 31st during which the Plan is in effect.

         3.10 "PARTICIPANT" means any Eligible Employee who becomes entitled to participate in the Plan.

         3.11 "SEPARATION FROM SERVICE" means the severance of a Participant's employment with the Employer for any reason, including, but not limited to death, retirement, or disability.

                   ARTICLE IV - SALARY REDUCTION CONTRIBUTIONS

         An Eligible Employee may, for any Plan Year in which he or she is an Eligible Employee, elect to accept a salary reduction in base compensation and/or bonus payments from the Employer equal to a dollar amount or whole percentage of his or her base compensation and/or bonus totaling no more than $200,000 for the year. No annual salary reduction election will be effective in the event that the requested salary reduction election is less than $20,000.

         Salary reduction elections under this Plan must be made before the beginning of the Plan Year to which they apply. Once a Plan Year begins, salary reduction elections for that year under this Plan may not be amended or revoked, nor may salary reductions be suspended. The Employer will credit to each Eligible Employee's Account the amount of that Eligible Employee's salary reduction contributions under this Article. The entire bonus will be deferred in the event that the bonus payment deferral election exceeds the available bonus.

                               ARTICLE V - VESTING

         A Participant shall always be one-hundred percent (100%) vested in and have a nonforfeitable right to the amount of his or her Account.



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                     ARTICLE VI -ACCOUNTING AND INVESTMENTS

         6.1 INVESTMENT ELECTION BY PARTICIPANT. Each Participant will self-direct the investment of his or her Account. A Participant shall indicate his or her investment selection(s) by filing a written designation with the Plan Administrator on a form provided by the Plan Administrator. A Participant may self-direct among the same investment fund options that are available under the Employer's 401(k) plan.

         6.2 FREQUENCY OF INVESTMENT ELECTION. With respect to future contributions, a Participant may file a new investment election at any time, which shall become effective as of the first day of the calendar quarter following the written designation.

             In the absence of a new designation, future contributions shall be treated as invested among available funds in the same proportions as specified in the Participant's most recently filed election.

             With respect to his or her existing Account balance, a Participant may change his or her investment designation and reinvest such Account among available funds at any time upon submitting a written request. Such request shall be effective on the first day of the calendar quarter following acceptance by the Plan Administrator of the Participant's investment designation.

         6.3 ABSENCE OF SELF-DIRECTION BY PARTICIPANT. In the absence of an investment election, a Participant's Account will be invested in a money market fund.

         6.4 INVESTMENT INCOME. Periodically, each Account will be adjusted, with either an increase or a decrease, to reflect the related investment earnings (or losses) within the Account. Investment earnings (or losses) include, but are not limited to, interest, dividends, realized and unrealized appreciation, and expenses (if any) within the Account.

         6.5 DISTRIBUTIONS. Each Account will be reduced for any distribution of benefits to Participants or Beneficiaries pursuant to Article VII.

                     ARTICLE VII - DISTRIBUTION OF BENEFITS

         7.1 PAYMENT OF BENEFITS. Distribution of benefits from the Plan shall begin on the 1st day of the calendar quarter following the calendar quarter that the Participant incurs a Separation from Service, and continue quarterly thereafter. A Participant is only entitled to a distribution of benefits to the extent of the Participant's Account. Distribution of benefits shall be made in twelve (12) quarterly payments over a three-year period, each payment to represent a prorata interest in the Account. For example, the first payment will be 1/12th of the entire Account, while the second payment will be 1/11th, of the entire Account. At the exclusive discretion of the Board, payments of a Participant's Account may be paid in a lump sum when the



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Participant incurs a Separation from Service.

         7.2 DISTRIBUTION UPON DEATH. If the Participant dies before distribution of his or her Account commences, any benefits payable after the Participant's death will begin on the 1st day of the calendar quarter following the calendar quarter of the Participant's death, and continue quarterly thereafter in accordance with Section 7.1.

         7.3 CHANGE IN COMPANY OWNERSHIP. If the Employer ownership changes, and the successor employer fails to adopt the plan, then all Participant Accounts will be distributed immediately. For purposes of this Section, change in Employee ownership shall mean any merger, combination, or purchase, wherein a person or entity acquires an interest in the Employer of more than 50% of the ordinary voting power of the Employer.

                     ARTICLE VIII - BENEFICIARY INFORMATION

         8.1 DESIGNATION. A Participant shall have the right to designate a Beneficiary, and amend or revoke such designation at any time, in writing. Such designation, amendment or revocation shall be effective upon receipt by the Administrator.

         8.2 FAILURE TO DESIGNATE A BENEFICIARY. If no designated Beneficiary survives the Participant and benefits are payable following the Participant's death, the Administrator shall direct that the payment of benefits be made to the person or persons in the first of the following classes of successive preference Beneficiaries.

                  The Participant's:
                  -  spouse,
                  -  issue, per stirpes, and
                  -  estate.

                   ARTICLE XI - PAYMENTS TO PLAN PARTICIPANTS
                             AND THEIR BENEFICIARIES

         9.1 BENEFITS PAYABLE TO PLAN PARTICIPANTS. The Employer shall make payments to the Plan Participants and their Beneficiaries in accordance with Articles VII and VIII. The Employer shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

         9.2 ENTITLEMENT TO BENEFITS. The entitlement of a Plan Participant or Beneficiary(ies) to benefits under the Plan shall be determined by the Plan Administrator or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.


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         9.3 DIRECT PAYMENT OF BENEFITS. The Employer will make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of the Plan.

         9.4 FICA TAXABILITY. The liability for tax under the Federal Insurance Contributions Act (FICA) to which Plan benefits may become subject will be shared equally by Employer and Participant. Contributions will be subject to FICA in the year when payment would have otherwise been made to the Eligible Employee, but for the election to defer under this Plan.

                       ARTICLE X - ACCOUNTING BY EMPLOYER

         The Employer shall keep accurate and detailed records of all investments, receipts, disbursements, and all other Plan transactions.

                           ARTICLE XI - ADMINISTRATION

         11.1 PLAN ADMINISTRATOR. The Plan Administrator shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan, the Eligible Employees who shall participate in the Plan from time to time and the amount, if any, due an Eligible Employee (or his or her beneficiary) under this Plan. The Plan Administrator shall not be liable for any act done or determination made in good faith. The Plan Administrator who is a Participant in this Plan may vote on matters affecting his or her personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising or affecting this Plan notwithstanding his or her participation herein. In carrying out its duties herein, the Plan Administrator shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.


         11.2 CLAIMS PROCEDURES.

                  (A) NOTICE OF CLAIM. Any Eligible Employee or beneficiary, or the duly authorized representative of an Eligible Employee or beneficiary, may file with the Plan Administrator a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Plan Administrator and must be delivered to the Plan Administrator, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Plan Administrator shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Plan Administrator shall



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         have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Section 11.2(c) and 11.2(d) of the Plan, as applicable.

                  (B) ACTION ON CLAIM. The Plan Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant;

                      (i) The specific reason or reasons for the denial;

                      (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

                      (iii) A description of any additional material or
                  information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) An explanation of the Plan's claim review procedure.

                  (C) REVIEW OF DENIAL. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Plan Administrator, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Plan Administrator, in writing, issues and comments concerning the claim.

                  (D) DECISION ON REVIEW. Upon the Plan Administrator's receipt of a notice of a request for review, the Plan Administrator shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made no later than sixty (60) days after the Plan Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered no later than one hundred twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Plan Administrator prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be deemed denied on review.



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                     ARTICLE XII - MISCELLANEOUS PROVISIONS

         12.1 LIMITATION OF RIGHTS. Nothing contained in this Plan shall be construed to:

              (A) limit in any way the right of the Employer to terminate an Eligible Employee's employment at any time; or

              (B) be evidence of any agreement or understanding, express or implied, that the Employer will employ an Eligible Employee in any particular position or at any particular rate of remuneration.

         12.2 NONALIENATION OF BENEFITS; NO WITHDRAWALS. No amounts payable hereunder may be assigned, pledged, mortgaged, or hypothecated, and, to the extent permitted by law, no such amounts shall be subject to legal process or attachment of the payment of any claims against any person entitled to receive the same. No amounts credited to an Eligible Employee's Account may be withdrawn or paid to the Eligible Employee prior to his or her Separation from Service.

         12.3 AMENDMENT OR TERMINATION OF PLAN. Although it is expected that this Plan shall continue indefinitely, the Board may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety; provided, however, that an Eligible Employee's Account as of the date of any such amendment or termination may not be reduced nor may any such amendment or termination adversely affect an Eligible Employee's entitlement to his or her Account as of such date.

         12.4 GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

         12.5 LAW GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Michigan to the extent such laws are not preempted by federal law.





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         EMPLOYER:

INTERMET CORPORATION

APPROVED BY BOARD OF DIRECTORS COMPENSATION COMMITTEE


            /s/  Thomas H. Jeffs II                     December 2, 1999
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            Member                                      Date

            /s/  Harold C. McKenzie, Jr.                December 2, 1999
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            Member                                      Date

            /s/  John H. Reed                           December 2, 1999
            ------------------                          ----------------
            Member                                      Date



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